UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2019, Revolution Lighting Technologies, Inc. (the “Company”) received an additional delisting determination letter (the “Additional Determination Letter”) from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that, since the Company is late in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “First Quarter 10-Q”), Nasdaq will consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”) requires listed companies to timely file all required periodic financial reports with the Securities Exchange Commission (“SEC”).

As disclosed in the Company’s Form 8-K filed on May 8, 2019, the Company previously received a delisting determination letter from Nasdaq, informing the Company that since it has been unable to file certain prior SEC reports (together with the First Quarter 10-Q, the “Delayed Reports”), the Company’s common stock is subject to delisting from Nasdaq. The Company has requested an appeal and is scheduled to appear before a Nasdaq Hearings Panel (the “Panel”) on June 6, 2019. At the hearing, the Company plans to present its plan to regain compliance with the Financial Reporting Rule and to present its views with respect to the additional deficiency related to the late First Quarter 10-Q. There can be no assurance that the Panel will grant a stay of the suspension of trading and delisting while the appeals process is pending or any exception to the Financial Reporting Rule.

The Company has been unable to timely file the Delayed Reports due to the previously disclosed, ongoing review by the Company’s Audit Committee to assess the accuracy of the Company’s previously filed financial statements. As disclosed in the Company’s Form 8-K filed on May 8, 2019, the Company has determined to restate its consolidated financial statements as of and for several prior fiscal periods. The Company intends to continue its efforts to regain compliance with the Financial Reporting Rule as soon as practicable after the Audit Committee’s investigation is finished, the restated financial statements are completed, and where applicable have been audited, and the required Delayed Reports have been finalized.

As previously disclosed in the Company’s Form 8-K filed on January 4, 2019, Nasdaq has also notified the Company that it is not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of at least $1.00 per share.

On May 23, 2019, the Company issued a press release announcing its receipt of the Additional Determination Letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file the Delayed Reports and whether the Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Panel will not grant a stay of the suspension of the trading of the Company’s common stock, the risk that the Audit Committee investigation or the restatement will not be timely completed, and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 23, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President